Exhibit (h)(13)

THIRTEENTH AMENDMENT AGREEMENT

dated as of September 20, 2016

among

HIGHLAND FLOATING RATE OPPORTUNITIES FUND

(f/k/a Pyxis Floating Rate Opportunities Fund),

a series of Highland Funds I (f/k/a Pyxis Funds I)

and

STATE STREET BANK AND TRUST COMPANY,

as Agent

and

THE BANKS PARTY HERETO

To the Amended and Restated

Credit Agreement and other Loan Documents

dated as of June 13, 2011

THIS THIRTEENTH AMENDMENT AGREEMENT, dated as of September 20, 2016 (this “Amendment”), among (i) HIGHLAND FUNDS I (f/k/a Pyxis Funds I), a Delaware statutory trust (the “Fund”), on behalf of its series HIGHLAND FLOATING RATE OPPORTUNITIES FUND (f/k/a Pyxis Floating Rate Opportunities Fund) (the “Borrower”), (ii) the banks and other financial institutions parties to this Amendment (the “Banks”) and (iii) STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as Agent for the Banks from time to time parties to the Agreement referred to below (in such capacity, the “Agent”); to the Amended and Restated Credit Agreement, dated as of June 13, 2011 among all of such parties (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).

W I T N E S S E T H :

WHEREAS, (i) when it entered into the Agreement the Borrower’s name was Highland Floating Rate Opportunities Fund; (ii) the Borrower changed its name to Pyxis Floating Rate Opportunities Fund, as documented in that certain Second Amendment Agreement dated as of January 9, 2012 among the parties; and (iii) the Borrower changed its name back to Highland Floating Rate Opportunities Fund, as documented in that certain Sixth Amendment Agreement dated as of as of February 8, 2013;

WHEREAS, the parties to the Agreement desire to amend the Agreement as of the date hereof (the “Amendment Effective Date”) in order to, among other things, extend the term of the Agreement to March 20, 2017;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used herein and not defined herein shall have the meanings specified in the Agreement.

SECTION 2. Amendments. (a) Section 1.1 of the Agreement is hereby amended by amending the following definition to read in its entirety as follows:

“Termination Date” means March 20, 2017, or such earlier date on which the Commitments terminate or are terminated pursuant to the terms hereof, provided that the Termination Date (and some or all of the Banks’ Commitments to make Loans to the Borrower hereunder) may be extended in accordance with Section 2.09 hereof.

(b) Schedule 1 of the Agreement is hereby amended by deleting such schedule in its entirety and inserting in lieu thereof the Schedule 1 attached to this Amendment.

SECTION 3. Conditions to Effectiveness. This Amendment shall become effective as of the Amendment Effective Date only upon the satisfaction or waiver of all of the following conditions precedent:

(a) Executed Agreement. The Agent shall have received this Amendment, executed and delivered by a duly authorized officer of the Borrower and each Bank.

(b) Related Agreements. The Agent shall have received true and correct copies, certified as to authenticity by the Borrower, of all agreements pertaining to the creation or perfection of any lien on any asset of the Borrower (including any control agreements between the Borrower and any broker), the most recent annual and semi-annual financial reports for the Borrower and such other documents or instruments as may be reasonably requested by the Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower may be a party. To the extent that any of the foregoing documents (i) has been previously delivered in connection with the Agreement or a previous amendment to the Agreement and (ii) has not been amended since the date of such delivery and continues to be in full force and effect, the Borrower may deliver to the Agent an officer’s certificate to such effect in lieu of such document (such certificate shall state when such document was previously delivered).

(c) Proceedings of the Borrower. The Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Agent, of the board of directors of the Borrower authorizing the execution, delivery and performance of this Amendment, certified by the Secretary or an Assistant Secretary of the Borrower as of the Amendment Effective Date, which certificate shall be in form and substance reasonably satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect.

(d) Incumbency Certificate. The Agent shall have received a certificate of the Borrower, dated the Amendment Effective Date, as to the incumbency and signature of the officers of the Borrower executing this Amendment or any other document delivered in connection herewith, executed by the Secretary or any Assistant Secretary of the Borrower, reasonably satisfactory in form and substance to the Agent.

(e) Organizational Documents. The Agent shall have received true and complete copies of the charter or certificate, as the case may be, and by-laws of the Borrower, certified as of the Amendment Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower. To the extent that any of the foregoing documents (i) has been previously delivered in connection with the Agreement or a previous amendment to the Agreement and (ii) has not been amended since the date of such delivery and continues to be in full force and effect, the Borrower may deliver to the Agent an officer’s certificate to such effect in lieu of such document (such certificate shall state when such document was previously delivered).

(f) Legal Opinion. The Agent shall have received the executed legal opinion of special counsel (with customary assumptions and exceptions) to the Borrower (which shall not be an “Accord” opinion). Such legal opinion shall cover such matters incident to the transactions contemplated by this Amendment as the Agent or any Bank may reasonably require.

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(g) Financial Information. The Agent shall have received the most recent publicly available financial information (which includes a list of portfolio securities) for the Borrower, unless such financial information shall have been previously delivered in connection with Section 5.01 of the Agreement.

(h) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated hereby and by the Loan Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

SECTION 4. Representations and Warranties. To induce the Agent and the Banks to enter into this Amendment and to make the Loans, the Fund on behalf of itself and the Borrower hereby represents and warrants to the Agent and each Bank that

(a) This Amendment has been duly authorized by all requisite corporate action by the Borrower, and this Amendment constitutes its legal, valid and binding obligations enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

(b) The representations and warranties set forth in Article IV of the Agreement are true and correct in all material respects on the date hereof with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date or period.

(c) Before and after giving effect to this Amendment, no Default has occurred and is continuing.

SECTION 5. Reference to and Effect on the Documents. Each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Agreement in documents related to the Agreement, shall mean and be a reference to the Agreement as amended hereby. Except as specifically amended hereby, the Agreement and all such related documents, and all other documents, agreements, instruments or writings entered into in connection therewith, shall remain in full force and effect and are hereby ratified, confirmed and acknowledged by each party.

SECTION 6. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the substantive laws of the Commonwealth of Massachusetts, without regard to its conflict of laws principles.

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SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing any such counterpart. Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as the delivery of a manually executed counterpart hereof.

[Remainder of page intentionally left blank; signature appears on next page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Amendment Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

STATE STREET BANK AND TRUST COMPANY, as
Agent and as a Bank

By:	/s/ James H. Reichert
Name: James H. Reichert
Title: Vice President

SIGNATURE PAGE TO STATE STREET BANK/

HIGHLAND FLOATING RATE OPPORTUNITIES FUND

THIRTEENTH AMENDMENT AGREEMENT

HIGHLAND FUNDS I, on behalf of
Highland Floating Rate Opportunities Fund

By:	/s/ Frank Waterhouse
Name: Frank Waterhouse
Title: Treasurer

SCHEDULE 1

BORROWER(S):

HIGHLAND FUNDS I, on behalf of

Highland Floating Rate Opportunities Fund

300 Crescent Court, Suite 700

Dallas, Texas 75201

Attention: Frank Waterhouse

Phone: 972 419-2538

Facsimile: 972-628-4171

Email: fwaterhouse@highlandcapital.com

BANKS:	COMMITMENT AMOUNT	COMMITMENT PERCENTAGE

STATE STREET BANK AND TRUST COMPANY	$100,000,000	100%

For funding or payment notices:

Domestic Lending Office:

Mutual Fund Lending Department

1 Iron Street, Mail Stop CCB0900

Boston, MA 02110

Attn: Peter Connolly, Assistant Vice President - CSU Manager

Tel: (617) 662-8588

Fax: (617) 988-6677

Email: ais-loanops-csu@statestreet.com

LIBOR Lending Office:

Mutual Fund Lending Department

1 Iron Street, Mail Stop CCB0900

Boston, MA 02110

Attn: Peter Connolly, Assistant Vice President - CSU Manager

Tel: (617) 662-8588

Fax: (617) 988-6677

Email: ais-loanops-csu@statestreet.com

For all other notices: Mutual Fund Lending Department 1 Iron Street, Mail Stop CCB0900 Boston, MA 02110 Attn: Mr. James Reichert Tel: (617) 662-8620